EXHIBIT 24.18
                                POWER OF ATTORNEY


The undersigned, as President of West Texas Utilities Company (the "Company"), hereby makes, constitutes and appoints R. Russell Davis his true and lawful attorney-in-fact and agent, with full power and authority to execute in the name and on behalf of the undersigned, in any and all capacities, the Company's Annual Report on Form 10-K for 1999 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorney-in-fact, and agent, full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that such attorney-in-fact and agent, may do or cause to be done by virtue of this Power of Attorney.

IN WITNESS WHEREOF, I have hereunto executed this Power of Attorney this 25th day of January, 2000.


                                                /s/ Paul J. Brower
                                                Paul J. Brower
                                                General Manager/President and
                                                Director


Subscribed and sworn to before me this 25th day of January, 2000 by Paul J. Brower.


                                                /s/ Martha Murray
                                                Notary Public
                                                State of Texas
My Commission Expires:  November 19, 2000